                           SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5((d)(2))

[ ]  Definitive Information Statement

                            PRATT HOTEL CORPORATION
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                 (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------

     5)   Total fee paid:
          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------

     3)   Filing Party:
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     4)   Date Filed:
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

                            PRATT HOTEL CORPORATION
                        TWO GALLERIA TOWER, SUITE 2200
                            13455 NOEL ROAD, LB 48
                              DALLAS, TEXAS 75240


                      NOTICE OF ACTION BY WRITTEN CONSENT


To the Stockholders of Pratt Hotel Corporation:

     Notice is hereby given that Hollywood Casino Corporation, as the holder of approximately 80.1% of the issued and outstanding Common Stock, par value $0.10 per share (the "Common Stock"), of Pratt Hotel Corporation (the "Company"), shall, on or about December 31, 1996, approve and adopt a proposal (the "Proposal") by written consent in lieu of a meeting to amend the Company's Certificate of Incorporation to change the name of the Company to Greate Bay Casino Corporation.

     The Board of Directors of the Company has approved the Proposal, subject to stockholder approval.

     The record date for the determination of stockholders of the Company entitled to receive this Notice of Action by Written Consent and the accompanying Information Statement and the determination of the number of shares of Common Stock necessary to approve the Proposal has been fixed as of the close of business on December 3, 1996.

     NO STOCKHOLDERS' MEETING WILL BE HELD TO VOTE ON OR DISCUSS THE PROPOSAL. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

                                 By Order of the Board of Directors


                                 William D. Pratt, Secretary


December 11, 1996

                            PRATT HOTEL CORPORATION
                        TWO GALLERIA TOWER, SUITE 2200
                            13455 NOEL ROAD, LB 48
                              DALLAS, TEXAS 75240


                       PRELIMINARY INFORMATION STATEMENT



                    AMENDMENT TO PRATT HOTEL CORPORATION'S
                    CERTIFICATE OF INCORPORATION TO CHANGE
                   ITS NAME TO GREATE BAY CASINO CORPORATION

                WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE
                         REQUESTED NOT TO SEND A PROXY

Approximate date of Mailing of this Information Statement: December 11, 1996.

                                 INTRODUCTION

     This Information Statement is being furnished by the Board of Directors of Pratt Hotel Corporation, a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority of the Company's outstanding Common Stock, par value $0.10 per share (the "Common Stock").

     The Company's Board of Directors has approved and recommended that the Company's Certificate of Incorporation be amended to change the name of the Company from Pratt Hotel Corporation to Greate Bay Casino Corporation. The proposed Amendment will become effective upon (i) the approval of the Amendment by the written consent of the holders of not less than a majority of the Company's outstanding Common Stock and (ii) the filing of the Amendment with the Secretary of State of the State of Delaware. The Company anticipates that the filing of a written consent to the Amendment from Hollywood Casino Corporation, a Delaware corporation ("Hollywood"), the holder of approximately 80.1% of the Company's outstanding Common Stock, will occur on or about December 31, 1996.

     Only stockholders of record of the Company's            shares of
                                                  ----------
Common Stock outstanding at the close of business on December 3, 1996 (the "Record Date"), are entitled to receive this Information Statement and Notice of Action by Written Consent.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of October 31, 1996 (unless otherwise noted) certain information regarding the beneficial ownership of the Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and each of the four

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other most highly compensated officers of the Company during 1995 and (iv) all directors and executive officers of the Company as a group. The Company is unaware of any arrangements which may result in a change of control of the Company.

                                                                  BENEFICIAL OWNERSHIP OF
                                                                  ----------------------
                                                                        COMMON STOCK
                                                         ----------------------------------------
                                                            NUMBER OF           PERCENTAGE OF
          NAME                                             SHARES/(1)/    OUTSTANDING SHARES/(2)/
          ----                                           ---------------  -----------------------
Hollywood Casino Corporation /(3)/                        4,156,013               80.1%

Jack E. Pratt                                             4,156,013/(4)/          80.1%

Edward T. Pratt, Jr.                                      4,156,013/(5)/          80.1%

William D. Pratt                                          4,156,013/(6)/          80.1%

Edward T. Pratt III                                       4,156,013/(7)/          80.1%

William D. Weidner /(8)/                                     46,239/(9)/            *

Bradley H. Stone /(8)/                                        7,500/(10)/           *

Edward D. Muir                                                8,000/(11)/           *

Bernard A. Capaldi                                                0                 0

Lawrence C. Cole                                                  0/(12)/           0

Leonard M. DeAngelo                                               0/(13)/           0

Arthur Lewis                                                      0                 0

All directors and officers as a group (9 individuals)     4,164,013/(14)/         80.3%
---------------------

*    Less than 1%

(1) Except as otherwise described, each individual has the sole power to vote and dispose of the Common Stock beneficially owned by him.
(2) Percentage of outstanding shares that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable warrants and options held.
(3) The address for Hollywood Casino Corporation is Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas, 75240.
(4) By virtue of the following, Jack E. Pratt may be deemed to share beneficial ownership of all of the Common Stock held by Hollywood: (a) C. A. Pratt Partners, Ltd., a Texas limited partnership of which Mr. Pratt is the General Partner, owns 1,282,123 shares (5.2%) of the outstanding stock of Hollywood; such shares are subject to a voting agreement giving Mr. Pratt sole voting power on all matters to come before the stockholders of the Company, (b) J. E. Pratt Co. I, a Texas general partnership of which Mr. Pratt is the Managing General Partner, owns 1,799,387 shares (7.3%) of the outstanding stock of Hollywood, (c) the W.D. Pratt Family Trust, for which Mr. Pratt is the managing trustee, owns 1,003,867 shares (4.1%) of the outstanding stock of Hollywood, (d) direct ownership of 35,000 shares (less than 1%) of the outstanding stock of Hollywood and (e) Mr. Pratt is a director of Hollywood.
(5) By virtue of the following, Edward T. Pratt, Jr. may be deemed to share beneficial ownership of all of the Common Stock held by Hollywood: (a) E.T. Pratt Co. I, a Texas general partnership of which Mr. Pratt is the Managing General Partner, owns 926,748 shares (3.7%) of the outstanding stock of Hollywood, (b)

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     direct ownership of 30,000 shares (less than 1%) of the outstanding stock of Hollywood and (c) Mr. Pratt is a director of Hollywood.
(6) By virtue of the following, William D. Pratt may be deemed to share beneficial ownership of all the Common Stock held by Hollywood: (a) W.D. Pratt Co. I, a Texas general partnership of which Mr. Pratt is the Managing General Partner, owns 290,830 shares (1.2%) of the outstanding stock of Hollywood, (b) the J.E. Pratt Family Trust, for which Mr. Pratt is the managing trustee, owns 4,588,867 shares (18.6%) of the outstanding stock of Hollywood, (c) the W.D.P. Jr. Family Trust, for which Mr. Pratt is the managing trustee, owns 9,750 shares (less than 1%) of the outstanding stock of Hollywood and (d) Mr. Pratt is a director of Hollywood.
(7) By virtue of the following, Edward T. Pratt III may be deemed to share beneficial ownership of all the Common Stock held by Hollywood: (a) E. Pratt Family Trust, of which Mr. Pratt is the Managing Trustee, owns 2,076,013 shares (8.4%) of the outstanding stock of Hollywood; (b) direct ownership of 326,600 shares (1.3%) of the outstanding stock of Hollywood; and (c) Mr. Pratt is a director of Hollywood. Mr. Pratt also holds options to purchase 130,008 shares of common stock of Hollywood exercisable within 60 days, which represents less than one percent of the outstanding stock of Hollywood.
(8) Former officer or director of the Company. Resigned effective November 1995. Ownership information with respect to Common Stock is as of March 26, 1996.
(9) As of June 21, 1996, Mr. Weidner also owns 286,981 shares (1.2%) of the outstanding stock of Hollywood.
(10) As of June 21, 1996, Mr. Stone also owns 181,990 shares of the outstanding stock of Hollywood, which represents less than one percent of the outstanding stock of Hollywood.
(11) Consists of 8,000 shares held of record by the Betty Fay Muir Survivors Trust of which Mr. Edward D. Muir is the Trustee.
(12) Mr. Cole owns 65,004 shares of the outstanding stock of Hollywood, which represents less than one percent of the outstanding stock of Hollywood.
(13) Mr. DeAngelo owns 60,004 shares of the outstanding stock of Hollywood, which represents less than one percent of the outstanding stock of Hollywood.
(14) Current officers and directors of the Company as a group also beneficially own 12,454,637 shares (50.4%) of the outstanding stock of Hollywood and hold options to purchase 130,008 shares of stock of Hollywood exercisable within 60 days. Such shares subject to options represent less than one percent of the outstanding stock of Hollywood.


                             APPROVAL OF AMENDMENT

     Under the Company's Certificate of Incorporation and applicable Delaware law, approval of the Amendment requires the affirmative vote of the holders of a majority of the Company's outstanding Common Stock, with the holders of the Common Stock casting one vote per share of Common Stock held. Hollywood, as the holder of an aggregate of 4,156,013 shares of the Company's Common Stock, representing approximately 80.1% of the Company's outstanding Common Stock, has indicated that it intends to give its written consent to the adoption of the Amendment. The written consent of Hollywood to the Amendment will become effective upon the filing of the consent with the Secretary of the Company. Because of Hollywood's ownership of approximately 80.1% of the Common Stock, when Hollywood delivers its written consent approving the Amendment, the Amendment will be approved. The Company anticipates that the filing of such written consent will occur on or about December 31, 1996, following which the Company will file with the Secretary of State of Delaware a Certificate of Amendment to its Certificate of Incorporation changing the name of the Company from Pratt Hotel Corporation to Greate Bay Casino Corporation.

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

                               EXECUTIVE OFFICES

     The Company's principal executive offices are located at Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240.

                      NO DISSENTERS' RIGHTS OF APPRAISAL

     There is no provision in the Delaware General Corporation Law allowing for dissenters' rights of appraisal in connection with the Amendment.

                 REASONS FOR NAME CHANGE/EFFECT OF NAME CHANGE

     The Company has determined to change its name because the Company no longer owns any hotels, and, therefore, believes that its name should not refer to the hotel business. The Company selected "Greate Bay Casino Corporation" as its new name because this name identifies the Company with the business conducted by its most significant asset, the Sands Casino in Atlantic City, New Jersey. The Company's new name also refers to a bay that is located near Atlantic City. The change of name will not affect in any way the validity or transferability of stock certificates currently outstanding, the capital structure of the Company or the listing of the Common Stock on the American Stock Exchange (the "AMEX"). For the time being, the Common Stock will continue to be traded on the AMEX under the symbol "PHC." Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering of their old certificates to the Company's transfer agent.



                                 By Order of the Board of Directors


                                 William D. Pratt, Secretary


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